Exhibit 8.1




                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
                                        |
                                        |FOUNDED 1866


                                                 May 24, 2006


Granite Master Issuer plc
Fifth Floor
100 Wood Street
London EC2V 7EX
England


         Re:   Granite Master Issuer plc
               Granite Finance Funding 2 Limited
               Granite Finance Trustees Limited
               Series 2006-2 Notes
               -------------------

Ladies and Gentlemen:

         We have acted as United States tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the issuance of U.S.$810,000,000 Series 2006-2 Class A1 Notes due April 2031, U.S.$1,275,000,000 Series 2006-2 Class A4 Notes due December 2054, U.S$29,000,000 Series 2006-2 Class B1 Notes due December 2054, U.S.$36,000,000 Series 2006-2 Class B2 Notes due December 2054, U.S.$25,000,000 Series 2006-2 Class M1 Notes due December 2054, U.S.$25,000,000 Series 2006-2 Class M2 Notes due December 2054 and U.S.$75,000,000 Series 2006-2 Class C1 Notes due December 2054 (the "Series 2006-2 US Notes") by Granite Master Issuer plc (the "Issuer"). The Series 2006-2 US Notes will be issued pursuant to the Sixth Supplemental Issuer Trust Deed dated May 24, 2006 to the Issuer Trust Deed dated January 19, 2005 between The Bank of New York and the Issuer.

        We have advised the Registrants with respect to certain United States federal income tax consequences of the issuance of the Series 2006-2 US Notes. This advice is described under the headings "Summary - Material United States federal income tax consequences", "Summary of prospectus - United States federal income tax" and "Material United States federal income tax consequences" (collectively, the "Discussions") in the prospectus relating to the Series 2006-2 US Notes, which has been filed with the Securities and Exchange Commission (the "Prospectus"). We hereby confirm and adopt as our opinion the opinions set forth in the Discussions.




         Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships


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SIDLEY AUSTIN LLP
----------------|
SIDLEY          |

Granite Master Issuer plc
Page 2



        This letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. We hereby consent to the filing of this letter as an exhibit to the Issuer's Report on Form 8-K dated the date hereof.




                                 Very truly yours,


                                 /s/ Sidley Austin LLP